Exhibit 99.1

FOR IMMEDIATE RELEASE
February 8, 2012

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9400

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
REPORTS $1.72 EARNINGS PER SHARE AND
$20.87 NET BOOK VALUE PER SHARE

Bethesda, MD - February 8, 2012 - American Capital Mortgage Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported net income for the three months ended December 31, 2011 of $17.2 million, or $1.72 per share, and net book value of $20.87 per share.

FOURTH QUARTER 2011 FINANCIAL HIGHLIGHTS

•	$1.72 per share of net income

◦	Includes all unrealized gains and losses on investment and hedging portfolios, due to fair value option election and no hedge accounting

•	$0.86 net spread income per share
◦Excludes $0.86 per share of other investment related net gains

•	$1.07 per share of estimated taxable income

•	$0.80 per share dividend declared

•	$0.24 estimated undistributed taxable income per share as of December 31, 2011

◦	Increased $0.27 per share from $(0.03) per share as of September 30, 2011

•	$20.87 net book value per share as of December 31, 2011

◦	Increased $0.91 per share from $19.96 per share as of September 30, 2011

•	34% annualized economic return

◦	Comprised of $0.80 per share dividend and $0.91 per share increase in net book value

OTHER FOURTH QUARTER HIGHLIGHTS

•	$1.8 billion investment portfolio value as of December 31, 2011

•	8.0x leverage as of December 31, 2011

◦	7.5x average leverage for the quarter

•	5% actual constant prepayment rate (“CPR”) for agency securities held during the quarter

◦	4% actual CPR for agency securities for the month of December 2011

◦	11% average projected life CPR for agency securities as of December 31, 2011

•	2.40% annualized net interest rate spread for the quarter

◦	2.38% net interest rate spread as of December 31, 2011

American Capital Mortgage Investment Corp.
February 8, 2012

"We are pleased to announce our first full quarter of results for MTGE since going public in the middle of an extremely volatile third quarter," commented Gary Kain, President and Chief Investment Officer. "Despite the very challenging environments on both the non-agency and prepayment front during the latter half of 2011, we were able to grow our net book value to $20.87 per share, over 4% above our IPO price of $20.00 per share. In fact, MTGE produced an annualized economic (or mark-to-market) return of 34% for the fourth quarter, through a combination of $0.80 per share in dividends and net book value growth of $0.91 per share. As we look forward to the rest of 2012, we continue to be very optimistic about the future of our business and feel the Company is in a very strong position to continue to produce attractive risk-adjusted returns."
"We are proud of the accomplishments that the team has achieved over the course of 2011, particularly given the volatile market conditions at the time of our IPO and throughout the second half of the year,” said John Erickson, Executive Vice President and Chief Financial Officer. "We wholeheartedly appreciate the confidence investors have placed in MTGE and are very pleased to be able to deliver on those expectations."

INVESTMENT PORTFOLIO

As of December 31, 2011, the Company's investment portfolio totaled $1.8 billion of agency and non-agency securities, at fair value, comprised of $1.7 billion of fixed-rate agency securities and $76 million of non-agency securities, of which $50 million are included in Linked Transactions. As of December 31, 2011, the Company's investment portfolio was comprised of 37% 15-year fixed-rate agency securities, 17% 20-year fixed rate agency securities, 42% 30-year fixed-rate agency securities and 4% non-agency securities.

"We maintained our selective approach to investing in non-agency assets during the fourth quarter, especially given the existing price volatility and liquidity conditions,” said Jeff Winkler, Senior Vice President and Co-Chief Investment Officer. “That said, we have been able to source attractive assets during both the fourth quarter and January and we will continue to develop this portfolio as compelling opportunities arise during 2012."

AGENCY CONSTANT PREPAYMENT RATES

The actual CPR for the Company's agency portfolio during the fourth quarter was 5%, a slight increase from 4% during the third quarter stub period. The CPR published in January 2012 for the Company's agency portfolio held as December 31, 2011 was 4%. The weighted average projected CPR for the remaining life of the Company's agency investments held as of December 31, 2011 was 11%, an increase from 10% as of September 30, 2011.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs, using the effective yield method. The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $3.7 million, or $0.37 per share. The weighted average cost basis of the agency portfolio was 105.4% and the unamortized agency net premium was $89 million as of December 31, 2011. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact, on the Company's asset yields.

"We are very pleased with the positioning of our agency portfolio since going public,” said Chris Kuehl,

American Capital Mortgage Investment Corp.
February 8, 2012

Senior Vice President of Mortgage Investments. "In addition to producing very strong returns, our agency assets are extremely liquid and I am very confident that we can quickly adjust the size of our agency portfolio in response to changing market opportunities on either the agency or non-agency front.”

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

During the quarter ended December 31, 2011, the annualized weighted average yield on the Company's average interest earning assets was 3.10% and its annualized weighted average cost of funds was 0.70%, resulting in a weighted average net interest rate spread of 2.40%. This fourth quarter weighted average net interest spread improved upon the 2.13% net interest spread experienced during the third quarter stub period as capital was initially deployed.

As of December 31, 2011, the Company's weighted average net interest rate spread was 2.38%, as compared to 2.36% as of September 30, 2011. The weighted average yield on the Company's interest earning assets rose to 3.06% at December 31, 2011, from 3.01% at September 30, 2011, in connection with portfolio growth during the quarter. The December 31, 2011 weighted average cost of funds was 0.68% compared to 0.65% at September 30, 2011, as higher year-end repo rates were largely offset by reduced swap interest costs.

LEVERAGE AND HEDGING ACTIVITIES

As of December 31, 2011, the Company had total repurchase agreements outstanding of $1.7 billion, resulting in a leverage ratio of 8.2x. When adjusted for repurchase agreements underlying Linked Transactions and the net receivable for securities not yet settled, the leverage ratio was 8.0x as of December 31, 2011. Average leverage during the period of 7.5x is calculated as the daily weighted average repurchase agreement balance outstanding (including Linked Transactions) divided by the average month-ended shareholders' equity for the period.

The $1.7 billion borrowed under repurchase agreements (including Linked Transactions) as of December 31, 2011, had original maturities consisting of:

•	$87 million of one month or less;

•	$360 million between one and two months;

•	$375 million between two and three months;

•	$785 million between three and four months; and

•	$136 million greater than four months.

As of December 31, 2011, the Company had repurchase agreements with 22 financial institutions and less than 6% of the Company's equity at risk was with any one counterparty, with the top five counterparties representing less than 21% of the Company's equity at risk.

The Company's interest rate swap positions as of December 31, 2011 totaled $875 million in notional amount (including $50 million of forward of starting swaps, of which $25 million start in February 2012 and $25 million start in May 2012) at a weighted average fixed pay rate of 1.03%, a weighted average receive rate of 0.48% and a weighted average maturity of 4.0 years. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and long term earnings potential.

As of December 31, 2011, 50% of the Company's repurchase agreement balance was hedged through interest rate swap agreements. If net unsettled purchases and sales of securities are incorporated, this percentage

American Capital Mortgage Investment Corp.
February 8, 2012

increases to 53% as of December 31, 2011.

During the fourth quarter, the Company entered into two forward starting interest rate swaption contracts with a total notional amount of $50 million and a weighted average pay rate of 2.81%. These swaptions have 10-year underlying swap terms, with a weighted average expiration of 0.8 years.

OTHER GAINS (LOSSES), NET

During the quarter, the Company recorded $8.1 million in other gains (losses), net, or $0.81 per share. Other gains (losses) is comprised primarily of $11.8 million on net unrealized gains on agency securities and $1.0 million of net realized gains on agency securities, offset in part by $(3.2) million of net unrealized losses on other derivatives and securities and $(1.2) million in realized loss on periodic settlements of interest rate swaps.

Realized and unrealized gains and losses on other derivatives and securities include the Company's interest rate swaps and short or long positions in “to-be-announced” mortgage securities (“TBA's”) and treasury securities, which the Company uses to help manage its risk position.

The Company has elected to record all investments at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).

ESTIMATED TAXABLE INCOME

Taxable income for the quarter is estimated at $1.07 per share. The primary difference between tax and GAAP net income are (i) unrealized gains and losses associated with investment and derivative portfolios marked-to-market in current income for GAAP purposes but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of net premiums paid on investments and (iii) timing differences in the recognition of certain realized gains and losses.

NET BOOK VALUE

As of December 31, 2011, the Company's net book value per share was $20.87, or $0.91 per share higher than the net book value per share of $19.96 at September 30, 2011.

FOURTH QUARTER 2011 DIVIDEND DECLARATION

On December 12, 2011, the Board of Directors of the Company declared a fourth quarter dividend of $0.80 per share payable on January 27, 2012, to stockholders of record as of December 22, 2011. Since the August 2011 initial public offering, the Company has paid and declared a total of $10.0 million in dividends, or $1.00 per share. After adjusting for the fourth quarter accrued dividend, the Company had approximately $2.4 million, or $0.24 per share, of undistributed taxable income as of December 31, 2011.

The Company has also announced the tax characteristics of its 2011 dividends. The Company's 2011 dividends of $1.00 per share consisted of $1.00 per share of ordinary income. Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions. For additional detail please visit the Company's website at www.MTGE.com.

American Capital Mortgage Investment Corp.
February 8, 2012

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS

The following measures of operating performance include net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion on non-GAAP measures.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2011	September 30, 2011
	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $1,535,388 and $1,281,495, respectively)	$1,740,091	$1,621,717
Non-agency securities, at fair value (including pledged securities of $8,626 and $9,992, respectively)	25,561	25,918
Linked transactions, at fair value	13,671	6,990
Cash and cash equivalents	57,428	61,396
Restricted cash	3,159	11,241
Interest receivable	5,566	5,133
Derivative assets, at fair value	1,845	1,515
Receivable for agency securities sold	271,849	110,127
Receivable under reverse repurchase agreements	50,563	25,875
Other assets	589	634
Total assets	$2,170,322	$1,870,546
Liabilities:
Repurchase agreements	$1,706,281	$1,434,527
Payable for agency securities purchased	189,042	206,607
Derivative liabilities, at fair value	5,669	658
Dividend payable	8,005	2,001
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	50,154	25,443
Accounts payable and other accrued liabilities	2,370	1,560
Total liabilities	1,961,521	1,670,796
Stockholders' equity:
Preferred stock, $0.01 par value; 50,000 shares authorized, 0 shares issued and outstanding, respectively	—	—
Common stock, $0.01 par value; 300,000 shares authorized, 10,006 issued and outstanding, respectively	100	100
Additional paid-in capital	199,038	199,185
Retained earnings	9,663	465
Total stockholders' equity	208,801	199,750
Total liabilities and stockholders' equity	$2,170,322	$1,870,546

American Capital Mortgage Investment Corp.
February 8, 2012

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months Ended December 31, 2011	For the Period From August 9, 2011 (date operations commenced) Through December 31, 2011
	(unaudited)	(unaudited)
Interest income:
Agency securities	$11,793	$15,832
Non-agency securities	468	533
Other	25	49
Interest expense	(1,354)	(1,737)
Net interest income	10,932	14,677

Other gains (losses), net:
Realized gain on agency securities, net	1,045	3,437
Realized loss on periodic settlements of interest rate swaps, net	(1,166)	(1,743)
Realized loss on other derivatives and securities, net	(514)	(3,856)
Unrealized gain on agency securities, net	11,847	13,817
Unrealized gain (loss) on non-agency securities, net	232	(433)
Unrealized loss and net interest income on linked transactions, net (1)	(155)	(1,050)
Unrealized loss on other derivatives and securities, net	(3,224)	(2,405)
Total other gains, net	8,065	7,767

Expenses:
Management fees	757	1,188
General and administrative expenses	1,005	1,555
Total expenses	1,762	2,743

Income before excise tax	17,235	19,701
Excise tax	32	32
Net income	$17,203	$19,669

Net income per common share - basic and diluted	$1.72	$1.97

Weighted average number of common shares outstanding - basic and diluted	10,006	10,006

Dividends declared per common share	$0.80	$1.00

American Capital Mortgage Investment Corp.
February 8, 2012

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD INCOME
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31, 2011	For the Period From August 9, 2011 (date operations commenced) Through December 31, 2011
Interest income:
Agency securities	$11,793	$15,832
Non-agency securities and other	493	582
Interest expense	(1,354)	(1,737)
Net interest income	10,932	14,677
Interest income on non-agency securities underlying Linked Transactions	814	1,010
Interest expense on repurchase agreements underlying Linked Transactions	(163)	(202)
Periodic settlements of interest rate swaps, net	(1,166)	(1,743)
Adjusted net interest income	10,417	13,742
Operating expenses	(1,762)	(2,743)
Net spread income	$8,655	$10,999
Weighted average number of common shares outstanding - basic and diluted	10,006	10,006
Net spread income per common share – basic and diluted	$0.86	$1.10

American Capital Mortgage Investment Corp.
February 8, 2012

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31, 2011	For the Period From August 9, 2011 (date operations commenced) Through December 31, 2011
Net income	$17,203	$19,669
Book to tax differences:
Unrealized gains and losses, net
Agency securities	(11,847)	(13,817)
Non-agency securities	(232)	433
Non-agency securities underlying Linked Transactions	807	1,858
Derivatives and other securities	3,224	2,405
Premium amortization, net	1,054	1,340
Realized gains on derivatives and other securities	486	486
Other	43	54
Total book to tax difference	(6,465)	(7,241)
Estimated taxable income	$10,738	$12,428
Weighted average number of common shares outstanding - basic and diluted	10,006	10,006
Net spread income per common share – basic and diluted	$1.07	$1.24

American Capital Mortgage Investment Corp.
February 8, 2012

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS*
(in thousands, except per share data)

	For the Three Months Ended December 31, 2011	For the Period From August 9, 2011 (date operations commenced) Through September 30, 2011
	(unaudited)	(unaudited)
Ending agency securities, at fair value	$1,740,091	$1,621,717
Ending agency securities, at cost	$1,726,274	$1,619,747
Ending agency securities, at par	$1,637,061	$1,524,745
Average agency securities, at cost	$1,602,279	$991,237
Average agency securities, at par	$1,512,962	$937,043

Ending non-agency securities, at fair value (2)	$75,754	$59,240
Ending non-agency securities, at cost (2)	$78,044	$60,956
Ending non-agency securities, at par (2)	$135,822	$103,853
Average non-agency securities, at cost (2)	$69,172	$28,020
Average non-agency securities, at par (2)	$119,929	$46,406

Average total assets, at fair value	$1,815,149	$1,227,849
Average repurchase agreements (2)	$1,516,506	$942,335
Average stockholders' equity	$202,435	$199,229

Average coupon (3)	3.91%	4.13%
Average asset yield (4)	3.10%	2.86%
Average cost of funds (5)	0.70%	0.73%
Average net interest rate spread (6)	2.40%	2.13%
Average actual CPR for agency securities held during the period	5%	4%
Average projected life CPR for agency securities as of period end	11%	10%
Leverage (average during the period) (7)	7.5x	4.7x
Leverage (as of period end) (8)	8.0x	7.8x
Expenses % of average total assets (9)	0.4%	0.6%
Expenses % of average stockholders' equity (10)	3.5%	3.4%
Net book value per common share as of period end (11)	$20.87	$19.96
Dividends declared per common share	$0.80	$0.20
Net return on average stockholders' equity (12)	33.7%	8.5%

*	Average numbers for the each period are weighted based on days on the Company's books and records. All percentages are annualized.

(1)
Unrealized loss and net interest income on linked transactions, net, includes $(0.8) million and $(1.9) million in net unrealized losses and $0.7 million and $0.8 million of net interest income for the three months ended December 31, 2011 and period from August 9, 2011 (date operations commenced) through December 31, 2011, respectively.

(2)
If the Company purchases investment securities and finances the purchase with a repurchase agreement with the same counterparty that is entered into simultaneously or in contemplation of the purchase, the purchase commitment and repurchase agreement are recorded net for GAAP purposes on the financial statements as a derivative (“Linked Transaction”). Fair value of non-agency securities includes $50 million and $33 million, respectively, of non-agency securities recorded as Linked Transactions as of December 31, 2011 and September 30, 2011. The repurchase agreement balances include repurchase agreement financing recorded as Linked Transactions of $37 million and $26 million, respectively, as of December 31, 2011 and September 30, 2011.

(3)	Weighted average coupon for the period was calculated by dividing the Company's total stated coupon on securities by the Company's daily weighted average

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securities held.

(4)
Weighted average asset yield for the period was calculated by dividing the Company's total interest income on securities including interest income of securities classified as Linked Transactions on the consolidated statement of operations by the Company's daily weighted average securities held including securities classified as Linked Transactions on the consolidated balance sheet.

(5)
Weighted average cost of funds for the period was calculated by dividing the sum of the Company's total interest expense, interest expense on repurchase agreements underlying Linked Transactions on the consolidated statement of operations and periodic settlements of interest rate swaps, by the Company's daily weighted average repurchase agreements for the period, including repurchase agreements classified as Linked Transactions on the consolidated balance sheet.

(6)	Average net interest rate spread for the period was calculated by subtracting the Company's weighted average cost of funds from the Company's weighted average asset yield.

(7)
Leverage during the period was calculated by dividing the Company's daily weighted average repurchase agreements (including those related to Linked Transactions), for the period by the Company's average month-ended stockholders' equity for the period.

(8)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's repurchase agreements, amount outstanding under repurchase agreements recorded as Linked Transactions and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end.

(9)	Expenses as a percentage of average total assets was calculated by dividing the Company's total expenses by the Company's average total assets for the period.

(10)	Expenses as a percentage of average stockholders' equity was calculated by dividing the Company's total expenses by the Company's average month-ended stockholders' equity.

(11)	Net book value per share was calculated by dividing the Company's total stockholders' equity by the Company's number of shares outstanding.

(12)
Annualized net return on average stockholders' equity for the period was calculated by dividing the Company's net income by the Company's average month-ended stockholders' equity on an annualized basis.

STOCKHOLDER CALL

MTGE invites shareholders, prospective shareholders and analysts to attend the MTGE shareholder call on February 9, 2012 at 8:30 am ET.  The call can be accessed through a live webcast, free of charge, at http://www.mtge.com/ or by dialing (877) 569-8701 (U.S. domestic) or (574) 941-7382 (international).  Please provide the operator with the conference ID number 42073113.  If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the call and will be available at http://www.mtge.com/.  Select the Q4 2011 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio of the shareholder call combined with the slide presentation will be made available on the MTGE website after the call on February 9.  In addition, there will be a phone recording available from 12:00 pm ET February 9 until 11:59 pm ET February 23. If you are interested in hearing the recording of the presentation, please dial (855) 859-2056 (U.S. domestic) or (404) 537-3406 (international).  The conference ID number is 42073113.

For further information or questions, please contact our Investor Relations Department at (301) 968-9220 or IR@MTGE.com.

ABOUT AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

American Capital Mortgage Investment Corp. is a real estate investment trust ("REIT") formed in 2011 that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. The Company is externally managed and advised by American Capital MTGE Management, LLC, an affiliate of American Capital, Ltd. ("American Capital"). For further information please refer to www.MTGE.com.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments

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February 8, 2012

in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $57 billion in assets under management and seven offices in the U.S. and Europe. American Capital and its affiliates will consider investment opportunities from $10 million to $300 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including net spread income, estimated taxable income and certain financial metrics derived from non-GAAP information, such as estimated undistributed taxable income, which the Company's management uses in its internal analysis of results, and believes may be informative to investors.

GAAP interest income does not include interest earned on non-agency securities underlying our Linked Transactions, and GAAP interest expense does not include either interest related to repurchase agreements underlying our Linked Transactions, or periodic settlements associated with undesignated interest rate swaps. Interest income and expense related to Linked Transactions is reported within unrealized loss and net interest income on linked transactions, net and periodic interest settlements associated with undesignated interest rate swaps are reported in realized gain (loss) on periodic settlements of interest rate swaps on our consolidated statement of operations. As we believe that these items are beneficial to the understanding of our investment performance, we provide a non-GAAP measure called adjusted net interest income, which is comprised of net interest income plus the net interest income related to Linked Transactions, less net periodic settlements of interest rates swaps. Additionally, we present net spread income as a measure of our operating performance. Net spread income is comprised of adjusted net interest income, less total operating expenses. Net spread income excludes all unrealized gains or losses due to changes in fair value, realized gains or losses on sales of securities, realized losses associated with derivative instruments and income taxes.

Estimated taxable income is pre-tax income calculated in accordance with the requirements of the Internal Revenue Code rather than GAAP. Estimated taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. Examples include (i) temporary differences for unrealized gains and losses on derivative instruments and investment securities recognized

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February 8, 2012

in current income for GAAP but excluded from estimated taxable income until realized or settled, (ii) temporary differences related to the amortization of premiums and discounts paid on investments, and (iii) timing differences in the recognition of certain realized gains and losses. Furthermore, taxable income can include certain estimated information and is subject to potential adjustments up to the time of filing of the appropriate tax returns, which occurs after the end of the calendar year of the Company.

The Company believes that these non-GAAP financial measures provide information useful to investors because net spread income is a financial metric used by management and investors and estimated taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status.

The Company also believes that providing investors with our net spread income, estimated taxable income and certain financial metrics derived from such non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net spread income and estimated taxable income are incomplete measures of the Company's financial performance and involve differences from net income computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, our presentation of net spread income and estimated taxable income may not be comparable to other similarly-titled measures of other companies.